Exhibit 99.1

Fast Radius Commences Chapter 11 to Complete its Marketing and Sale Process

Fast Radius to continue operating and serving customers in the normal course

Chicago, IL — November 7, 2022 — Fast Radius, Inc. (Nasdaq: FSRD) (“Fast Radius'' or the “Company”) announced today that it is launching an in-court process to effectuate one or more strategic transactions and has filed voluntary petitions for relief under Chapter 11 of the United States Bankruptcy Code in the District of Delaware.

The Company has requested that the court establish certain sale and marketing procedures, which include a proposed bid deadline of December 5, 2022. The Company is in active discussions with one or more potential partners and continues to explore and evaluate strategic alternatives.

“Fast Radius has invested over $200 million creating a first-of-its-kind Cloud Manufacturing Platform. Like cloud computing, we provide a platform of software tools and manufacturing solutions to help engineers design and make commercial grade parts for a $360 billion market. We have served over 2,000 manufacturing customers and 23,000 software users since 2020,” said Lou Rassey, CEO and Co-Founder of Fast Radius. “We thank our suppliers and partners for their continued support through this process. We also thank our team members for their continued commitment and dedication to serving our customers.”

Fast Radius will continue to operate its business as a “debtor-in-possession” under the jurisdiction of the bankruptcy court and in accordance with the applicable provisions of the U.S. Bankruptcy Code. The Company has filed customary motions requesting that the court authorize the Company’s ability to use cash on hand and operating cash flows to support its continued operation throughout this process, including payment of employee wages and benefits without interruption. The Company intends to pay suppliers and vendors in full under normal terms for goods and services provided on or after the filing date. Fast Radius expects to operate without interruption, including providing customers with the same high-quality products and services they expect and continued partnerships with its valued suppliers.

“Every year since our founding, Fast Radius has grown our revenue, expanded our customer base, and extended our service offerings. However, recent headwinds in the capital markets have inhibited our ability to adequately put in place the capital structure needed,” shared Rassey. "Our Board has deemed this filing an appropriate next step. We continue to have conviction on the importance of innovation in manufacturing and the potential for our Cloud Manufacturing Platform."

Court filings and other information related to the proceedings are available on a separate website administered by the Company's noticing agent, Stretto, at https://cases.stretto.com/fastradius or by calling Stretto representatives toll-free at 1-877-361-4291 or 1-714-384-7055 for calls originating outside of the U.S.

DLA Piper LLP (US) is serving as legal advisor to the Company, Lincoln International is serving as its investment banker, and Alvarez & Marsal is serving as its financial advisor. Interested parties may contact Lincoln International for additional information at fastradiusinfo@lincolninternational.com.

The Company anticipates that its common stock and warrants will be delisted from the Nasdaq Stock Exchange and will be eligible to be quoted on either the OTC Bulletin Board or Pink Sheets. No assurance, however, can be made that trading in the Company's common stock and warrants on the OTC Bulletin Board or "Pink Sheets” will commence or be maintained.

In light of the bankruptcy filing, the Company will not conduct its Q3 2022 quarterly earnings call.

ABOUT FAST RADIUS

Fast Radius, Inc. is a cloud manufacturing and digital supply chain company. The Fast Radius Cloud Manufacturing Platform™ provides software applications and manufacturing solutions that help engineers design, make, and fulfill commercial-grade parts, when and where they are needed. This enables companies to manufacture and ship parts easily, flexibly, and sustainably. Founded in 2017, Fast Radius, Inc. is headquartered in Chicago with offices in Atlanta, Louisville, and Singapore, and microfactories in Chicago and at the UPS Worldport facility in Louisville, KY. To learn more about Fast Radius and how its digital manufacturing capabilities are helping companies, please visit Fast Radius.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This press release contains certain forward-looking statements within the meaning of the federal securities laws. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “scales,” “representative of,” “valuation,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this press release, including but not limited to: (i) the Company’s ability to obtain timely approval of the Bankruptcy Court with respect to motions filed in the Chapter 11 proceedings; (ii) objections to the pleadings filed that could protract the Chapter 11 proceedings; (iii) the Bankruptcy Court’s rulings in the Chapter 11 proceedings, including the outcome of the Chapter 11 proceedings generally; (iv) the Company’s ability to obtain a timely sale of all of its assets or approval of a plan of reorganization; (v) the length of time that the Company will operate under Chapter 11 protection and the continued availability of operating capital during the pendency of the Chapter 11 proceedings; (vi) the Company’s ability to continue to operate its business during the pendency of the Chapter 11 proceedings; (vii) employee attrition and the Company’s ability to retain senior management and other key personnel due to the distractions and uncertainties; (viii) the effectiveness of the overall restructuring activities pursuant to the

Chapter 11 proceedings and any additional strategies the Company may employ to address its liquidity and capital resources; (ix) the actions and decisions of creditors and other third parties that have an interest in the Chapter 11 proceedings; (x) increased legal and other professional costs necessary to execute the Company’s restructuring; (xi) the Company’s ability to maintain relationships with suppliers, customers, employees and other third parties and regulatory authorities as a result of the Chapter 11 proceedings; (xii) the trading price and volatility of the Company’s common stock and warrants and the effects of the expected delisting from The Nasdaq Stock Market; (xiii) litigation and other risks inherent in a bankruptcy process; (xiv) the impact of uncertainty regarding the Company’s ability to continue as a going concern on our liquidity and prospects; and (xv) risks related to our ability to secure working capital. The foregoing list of factors is not exhaustive. Additionally, the Chapter 11 proceedings may result in holders of the Company’s securities receiving no value for their interests. Because of such a possibility, the value of these securities is highly speculative and may pose substantial risks. Trading prices for the Company’s securities may bear little or no relationship to the actual recovery, if any, by holders thereof in the Chapter 11 proceedings. Accordingly, the Company urges extreme caution with respect to existing and future investments in its securities.

You should carefully consider the foregoing factors and the other risks and uncertainties more fully described in Fast Radius’ filings with the Securities and Exchange Commission, including its Form 10-K for the year ended December 31, 2021 and Forms 10-Q for the quarters ended March 31, 2022 and June 30, 2022 and other periodic reports. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and Fast Radius assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. Fast Radius does not give any assurance that it will achieve its expectations.

CONTACT

Morgan Scott, Senior Director of Communications at Fast Radius

pr@fastradius.com